QUINTANA ENERGY SERVICES INC.
2018 LONG TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT GRANT NOTICE
(Executive Officers – 2018 Form)
Pursuant to the terms and conditions of the Quintana Energy Services Inc. 2018 Long Term Incentive Plan, as amended from time to time (the “Plan”), Quintana Energy Services Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance share units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	________________
Date of Grant:	________________
Award Type and Description:
Other Stock-Based Award granted pursuant to Section 6(h) of the Plan. This Award represents the right to receive shares of Stock in an amount up to ___% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.
Following the Committee’s certification of the level of achievement with respect to the Performance Goals (defined below), a portion of the Target PSUs ranging from ___% to ___% of the Target PSUs shall be deemed “Earned PSUs.” Thereafter, your right to receive settlement of the Earned PSUs shall vest and become nonforfeitable upon your satisfaction of the continued employment or service requirements described below under “Service Requirement.”

Target Number of PSUs:	________________ (the “Target PSUs”).
Performance Period:	______________ (the “Performance Period Commencement Date”) through _____________ (the “Performance Period End Date”).
Performance Goals:
The “Performance Goals” are based on (i) the Company’s achievement with respect to relative total stockholder return and (ii) the Company’s achievement with respect to absolute total stockholder return, in each case, as described in Exhibit B attached hereto.

Service Requirement:
Except as expressly provided in Section 3 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through the following dates in order to receive settlement of the specified number of Earned PSUs: __________________________.

Settlement:	Settlement of the Earned PSUs shall be made solely in shares of Stock, which shall be delivered to you in accordance with Section 4 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY Quintana Energy Services Inc. By: Name: Rogers Herndon Its: Chief Executive Officer and President

PARTICIPANT

Name:

EXHIBIT A
PERFORMANCE SHARE UNIT AGREEMENT
This Performance Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Quintana Energy Services Inc., a Delaware corporation (the “Company”), and          (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent earned and vested, each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of this Award may range from ___% to ___% of the Target PSUs. Unless and until the PSUs have become earned and vested in accordance with this Agreement, the Participant will have no right to receive any shares of Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.    Earning and Vesting of PSUs.  Except as otherwise set forth in Section 3, the PSUs shall become Earned PSUs based on the extent to which the Company has satisfied the Performance Goals set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period as described in Exhibit B attached hereto. Any PSUs that do not become Earned PSUs shall be automatically forfeited. Once the number of Earned PSUs has been determined, the Participant must satisfy the Service Requirement as set forth in the Grant Notice or pursuant to Section 3 in order for such Earned PSUs to vest and become nonforfeitable. Any Earned PSUs that do not vest and become nonforfeitable shall automatically be forfeited. Unless and until the PSUs have become Earned PSUs and the Service Requirement with respect to such Earned PSUs has been satisfied in accordance with this Section 2 or Section 3, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.
3.    Effect of Termination of Employment or Service.
(a)    Termination of Employment or Service Relationship due to Death or Disability.
(i)    Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s “Disability” (as defined in the employment agreement between the Participant and the Company (as amended from time to time, the “Employment Agreement”)) or death that occurs prior to the Performance Period End Date, then a number of PSUs equal to ___% of the Target PSUs shall be deemed Earned PSUs and the Participant shall be deemed to have satisfied the Service Requirement with respect to such Earned PSUs as of the date of termination.
(ii)    Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s Disability or death that occurs on or following the Performance Period End Date, the Participant shall be deemed to have satisfied the Service Requirement with respect to all Earned PSUs as of the date of termination.
(b)    Termination of Employment or Service Relationship by the Company other than for Cause or by the Participant for Good Reason.
(i)    Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate (A) by the Company or such Affiliate without “Cause” (as defined in the Employment Agreement) (and not due to death, Disability or non-renewal of the term of the Employment Agreement) or (B) by the Participant for “Good Reason” (as defined in the Employment Agreement), in each case, that occurs prior to the Performance Period End Date, then, provided that the Participant executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee, a number of PSUs equal to ___% of the Target PSUs (or, if such termination occurs during the “Protection Period” (as defined below), ___% of the Target PSUs) shall be deemed Earned PSUs and the Participant shall be deemed to have satisfied the Service Requirement with respect to such Earned PSUs as of the date of termination (or, if such termination occurs during the Protection Period, as of the later of the date of a Change in Control or the date of such termination). For purposes of this Agreement, “Protection Period” means the period of time beginning on the date that is six months prior to the date of a Change in Control and ending on the first anniversary of the date of such Change in Control.
(ii)    Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate (A) by the Company or such Affiliate without Cause (and not due to death, Disability or non-renewal of the term of the Employment Agreement) or (B) by the Participant for Good Reason, in each case, that occurs on or following the Performance Period End Date, then, provided that the Participant executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee, the Participant shall be deemed to have satisfied the Service Requirement with respect to all Earned PSUs as of the date of termination.
(c)    Other Termination of Employment or Service. Except as otherwise provided in Section 3(a) or 3(b), upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate for any reason, any unearned PSUs (and all rights arising from such PSUs and from being a holder thereof) and any Earned PSUs for which the Service Requirement has not been satisfied will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
4.    Settlement of Earned PSUs. As soon as administratively practicable following the date that the Participant satisfies the Service Requirement with respect to any Earned PSUs, but in no event later than 60 days following the date the Service Requirement is satisfied, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the number of Earned PSUs for which the Service Requirement has been satisfied; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares of Stock to the Participant or by entering such shares of Stock in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.    Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, shares of Stock (including previously owned shares of Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares of Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares of Stock and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.    Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of such issuance with respect to the shares of Stock to be issued or (b) in the opinion of legal counsel to the Company, the shares of Stock to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority has not been obtained. As a condition to any issuance of shares of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.    Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the shares of Stock are then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.    Rights as a Stockholder; Dividend Equivalents.
(a)    The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement (including Section 9(b)).
(b)    Each PSU subject to this Award is hereby granted in tandem with a corresponding dividend equivalent (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the PSU to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the share of Stock underlying the PSU to which such DER relates. The Company shall establish, with respect to each PSU, a separate DER bookkeeping account for such PSU (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such PSU remains outstanding with respect to the share of Stock underlying the PSU to which such DER relates. Upon the date that the Service Requirement is satisfied with respect to a Earned PSU, the DER (and the DER Account) with respect to such Earned PSU shall become vested. Similarly, upon the forfeiture of a PSU (regardless of whether such forfeiture occurs because such PSU did not become an Earned PSU or such PSU was an Earned PSU that did not vest and become nonforfeitable), the DER (and the DER Account) with respect to such forfeited PSU shall also be forfeited. DERs shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the applicable Earned PSU is settled in accordance with Section 4 or the forfeiture of the PSU underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within 60 days, after the date that such DER vests. The Participant shall not be entitled to receive any interest with respect to the payment of DERs.
10.    Protection of Information.
(a)    Disclosure to and Property of the Company Group. All information, trade secrets, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by, or disclosed to, the Participant, individually or in conjunction with others, during the period of the Participant’s employment with, or service to, the Company or its Affiliates (collectively, the “Company Group”) (whether during business hours or otherwise and whether on a Company Group member’s premises or otherwise) that relate to the business or trade secrets of any member of the Company Group (including, without limitation, all such information relating to corporate opportunities, strategies, product specifications, compositions, manufacturing and distribution methods and processes, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or exploration, production, marketing and merchandising techniques, prospective names and marks) and all writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression (collectively, “Confidential Information”) are and shall be the sole and exclusive property of the Company Group. On the date of termination of the Participant’s employment or other service relationship with the Company Group and at any other time upon the request of any member of the Company Group, the Participant shall surrender and deliver to the Company Group all documents (including all electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information in the Participant’s possession, custody and control and shall not retain any such document or other materials or copies thereof. Within 10 days of any such request, the Participant shall certify to the Company Group in writing that all such documents and materials have been returned to the Company Group. Notwithstanding any provision of this Section 10(a) to the contrary, the term Confidential Information does not include (i) any information that, at the time of disclosure by a member of the Company Group, is available to the public other than as a result of any unauthorized act of the Participant, or (ii) any information that becomes available to the Participant on a non-confidential basis from a source other than the members of the Company Group or any of their respective directors, officers, employees, agents or advisors; provided, that such source is not known by the Participant to be bound by a confidentiality agreement with, or other obligation of confidentiality to, a member of the Company Group regarding such information.
(b)    Disclosure to the Participant. The Participant expressly acknowledges and agrees that the Participant has obtained Confidential Information during the period of the Participant’s employment with, or service to, the Company Group and the parties acknowledge and agree that the Participant will be provided with additional Confidential Information in the course of the Participant’s future employment, or service to, the Company Group.
(c)    No Unauthorized Use or Disclosure. The Participant agrees to preserve and protect the confidentiality of all Confidential Information. The Participant agrees that the Participant will not, at any time during the period of the Participant’s employment with, or service to, the Company Group or thereafter, make any unauthorized disclosure of Confidential Information, or make any use thereof, except, in each case, in the carrying out of the Participant’s responsibilities to the Company Group. The Participant expressly acknowledges and agrees that the Participant would inevitably violate the terms of this Section 10 if the Participant breaches any of the provisions of Section 11. The Participant shall use commercially reasonable efforts to cause all persons or entities to whom the Participant discloses any Confidential Information to preserve and protect the confidentiality of such Confidential Information. The Participant shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable law; provided, however, that in the event disclosure is required by applicable law and the Participant is making such disclosure, the Participant shall provide the Company with prompt notice of such requirement (which such notice shall be received by the Company no later than 48 hours after the Participant is informed of such requirement) prior to making any such disclosure, so that the Company may seek an appropriate protective order.
(d)    Permitted Disclosures. Notwithstanding the foregoing, nothing herein will prevent the Participant from: (i) making a good faith report of possible violations of applicable law to any governmental agency or entity; or (ii) making disclosures that are protected under the whistleblower provisions of applicable law.  Further, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.
11.    Non-Competition; Non-Solicitation.
(a)    The Participant and the Company agree to the non-competition and non-solicitation provisions of this Section 11 in order to protect the Confidential Information provided to the Participant or developed by the Participant for any member of the Company Group, and to protect the Company Group’s legitimate business interests (including the goodwill the Participant has helped build, and that the Participant will continue to help build, during the Participant’s service relationship with the Company Group) and as an express incentive for the Company to provide the Participant with Confidential Information and to enter into this Agreement. For the avoidance of doubt, the Participant expressly acknowledges and agrees that this Award (x) further aligns the Participant’s interests with the Company’s long-term business interests, (y) enhances the Company’s goodwill and (z) creates an additional incentive for the Participant to build the Company’s goodwill, thus increasing the value of the Company’s interest that is worthy of protection through the non-solicitation provisions of this Section 11.
(b)    Non-Competition Covenants.
(i)    The Participant covenants and agrees that during the period of the Participant’s employment with, or service to, the Company Group and continuing through the date that is 12 months after the date that the Participant is no longer providing employed by, or providing services to, any member of the Company Group (the “Prohibited Period”), the Participant will not directly or indirectly (other than on behalf of a member of the Company Group) engage or carry on in the business in which the Company Group is engaged and for which the Participant has responsibility during the period of the Participant’s employment with, or service to, the Company Group, which business includes, without limitation, the business of comprehensive oilfield services, including directional drilling, pressure control, pressure pumping and wireline (the “Business”) within the States of Kansas, New Mexico, Ohio, Oklahoma, Pennsylvania, Texas, West Virginia and Wyoming (the “Restricted Area”) (or with responsibilities that relate to the Restricted Area) in any capacity in which the Participant is employed, performs services or otherwise has duties that are the same as, or are similar to, those performed by the Participant for any member of the Company Group.
(ii)    Nothing in the foregoing Section 11(b)(i) will prevent the Participant from owning an aggregate of not more than 1% of the outstanding stock or other equity securities of any class of any corporation or other entity engaged in the Business, if such stock or equity securities are listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, so long as neither the Participant nor any of the Participant’s affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such corporation or entity and is not involved in the management of such corporation or entity.
(c)    Non-Solicitation Covenants. The Participant covenants and agrees that during the Prohibited Period, the Participant will not directly or indirectly (other than on behalf of a member of the Company Group): (i) engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of any member of the Company Group; or (ii) canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company Group any of the Company Group’s customers about which the Participant obtained Confidential Information, with whom or which the Participant had contact, or for whom or which the Participant had responsibility on behalf of any member of the Company Group.
(d)    Relief. The Participant and the Company agree and acknowledge that the limitations as to time, geography, and scope of activity to be restrained as set forth in Section 11 are reasonable in all respects, not adverse to the public welfare, and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company Group, including the protection of its Confidential Information, trade secrets and goodwill. The Participant and the Company also acknowledge that money damages would not be a sufficient remedy for any breach or threatened breach of Section 10 or 11 by the Participant, and in the event of any such breach or threatened breach, the Company shall be entitled to enforce the provisions of Section 10 and 11 by causing the Participant to immediately forfeit to the Company, without consideration, any unvested portion of this Award and obtaining specific performance, injunctive relief and other equitable relief, without bond, as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Section 10 or 11 , but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Participant and the Participant’s agents.
(e)    Reformation. The Participant hereby represents to the Company that the Participant has read and understands, and agrees to be bound by, the terms of this Section 11. It is the desire and intent of the parties that the provisions of this Section 11 be enforced to the fullest extent permitted under any applicable laws, whether now or hereafter in effect. The Company and the Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Section 11 would cause irreparable injury to the Company Group. Nevertheless, if any of the aforesaid restrictions (or any portions thereof) are found by a court of competent jurisdiction to be unreasonable, overly broad, or otherwise unenforceable, the parties intend for the restrictions herein (and portions thereof) set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Company and the Participant intend to make this provision enforceable under all applicable laws so that the entire non-competition and non-solicitation agreement of this Section 11 and this entire Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal.
12.    Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.
13.    No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
14.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address for the Participant indicated on the signature page to this Agreement (as such address may be updated by the Participant providing written notice to such effect to the Company). Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
15.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement, including but not limited to the Employment Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company. Notwithstanding the foregoing, the parties expressly acknowledge and agree that this Agreement does not supersede or replace, but instead complements and is in addition to, all agreements and obligations that the Participant has with or to any member of the Company Group (whether contained in a prior written agreement, at common law, by statute or otherwise) with regard to (a) confidentiality and the non-use, non-disclosure, return and protection of trade secrets, confidential and proprietary information and materials and Company Group property and (b) non-competition, or non-solicitation of officers, employees or customers.
18.    Severability; Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
19.    Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
20.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
21.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
22.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
23.    Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
24.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”), and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.
25.
EXHIBIT B
PERFORMANCE GOALS FOR PERFORMANCE SHARE UNITS
The performance goals for the PSUs shall be based on (i) the relative total stockholder return (“Relative TSR”) ranking of the Company as compared to the Company’s Performance Peer Group during the Performance Period and (ii) the Company’s absolute total stockholder return (“Absolute TSR”) during the Performance Period.

1